Exhibit 8

Subsidiaries as of December 31, 2020

Subsidiary	Jurisdiction
Bartley Directors Ltd.	Bermuda
Bermuda Trust Company Limited	Bermuda
BerNom Nominees Limited	Bermuda
Butterfield Asset Management Limited	Bermuda
Butterfield Securities (Bermuda) Limited	Bermuda
Butterfield Trust (Bermuda) Limited	Bermuda
Butterfield Vencap Limited	Bermuda
Compass Services Limited	Bermuda
Day Limited	Bermuda
Field Investments Limited	Bermuda
Field Nominees Limited	Bermuda
Field Real Estate Holdings Limited	Bermuda
Greenview Nominees Ltd.	Bermuda
Grosvenor Trust Company Limited	Bermuda
Harcourt & Co. Ltd.	Bermuda
Lakeside Secretaries Ltd.	Bermuda
Palmar Limited	Bermuda
Reefs Club Ltd.	Bermuda
Skye Nominees Limited	Bermuda
Butterfield Trust (Bahamas) Limited	Bahamas
East Bay Protector Services Inc.	Bahamas
Gresham Nominees Limited	Bahamas
Montague East Ltd.	Bahamas
Sterling East Ltd.	Bahamas
Avalon Corporate Management Limited	Bahamas
Bastion Resources Limited	Bahamas
Pendragon Management Limited	Bahamas
Harbour View Management (BVI) Ltd.	BVI
Miners Management (BVI) Ltd.	BVI
Regula Ltd.	BVI
Butterfield Support Services (Halifax) Limited	Canada
Deutsche Transnational Trustee Corporate Inc.	Canada
Butterfield Asset Management General Partner (Cayman) II Limited	Cayman
Butterfield Asset Management General Partner (Cayman) III Limited	Cayman
Butterfield Bank (Cayman) Limited	Cayman
Butterfield Fiduciary Services (Cayman) Limited	Cayman
Butterfield Trust (Cayman) Limited	Cayman
Field Directors (Cayman) Limited	Cayman
Field Nominees (Cayman) Limited	Cayman
Field Secretaries (Cayman) Limited	Cayman
BNTB Nominees (Guernsey) Limited	Guernsey
Butterfield Bank (Guernsey) Limited	Guernsey
Butterfield Corporate Services (Guernsey) Limited	Guernsey
Butterfield Fiduciary Services (Guernsey) Limited	Guernsey

Butterfield Trust (Guernsey) Limited	Guernsey
Butterfield Management Services (Guernsey) Limited	Guernsey
Havre Corporate Services Limited	Guernsey
Havre Management Services Limited	Guernsey
Havre (MRL) Limited	Guernsey
Moulinet Trustees Limited	Guernsey
Rose Nominees Limited	Guernsey
Butterfield Custody Services Ltd.	Guernsey
Butterfield Bank (Jersey) Limited	Jersey
Butterfield (Jersey) Nominees Limited	Jersey
Butterfield (Mauritius) Limited	Mauritius
Butterfield Trust (New Zealand) Limited	New Zealand
Butterfield Trust (Asia) Limited	Singapore
Butterfield Holdings (Switzerland) Limited	Switzerland
Butterfield (Switzerland) Limited	Switzerland
Butterfield Trust (Switzerland) Limited	Switzerland
Butterfield Group Services Limited	United Kingdom
Butterfield Mortgages Limited	United Kingdom